Exhibit 99.1

MIRATI THERAPEUTICS ANNOUNCES EXECUTIVE MANAGEMENT CHANGES

- Appoints Dan Faga, Chief Operating Officer and Ben Hickey, Chief Commercial Officer -

SAN DIEGO – January 6, 2020 – Mirati Therapeutics, Inc. (NASDAQ: MRTX), a clinical stage targeted oncology company, today announced changes to their executive management team, effective immediately. Mirati continues to accelerate the development of the KRAS and sitravatinib programs through registrational trials and prepare for commercialization which includes growing their world class executive team.

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Daniel R. Faga was appointed as Executive Vice President, Chief Operating Officer and will report directly to Charles M. Baum, M.D., Ph.D., President and Chief Executive Officer. He will be responsible for a broad range of operational areas including but not limited to corporate strategy, finance, legal, program management and investor relations & corporate affairs. Dan is a seasoned executive with almost 20 years of biopharma and investment banking experience in the life sciences sector. He also has extensive experience in developing and executing biopharma growth strategies with expertise in corporate strategy, mergers and acquisitions, and partnering on more than $50 billion in biopharma transactions. He was formerly the Chief Business Officer at Spark Therapeutics, Inc., a broad operating position he held since 2016. Prior to joining Spark Therapeutics, Dan was a managing director at Centerview Partners, from 2009 – 2016, where he served as a founding member of their healthcare advisory practice. Prior to Centerview Partners, Dan held additional investment banking and management consulting roles advising biotech and pharmaceutical companies. Dan earned a B.S. in Engineering from Cornell University and an M.B.A. in Healthcare Management from the Wharton School of the University of Pennsylvania.

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Benjamin J. Hickey was appointed as Executive Vice President, Chief Commercial Officer and will report directly to Dr. Baum. His responsibilities will include all aspects of global launch readiness and brand strategy including, sales and marketing, pricing and access, medical affairs, forecasting and analytics, portfolio planning and patient advocacy. Ben has had a successful career in the pharmaceutical industry with commercial and general management roles in the U.S. and

Europe and brings 19 years of experience to this new role at Mirati. During his career he has built strong commercial organizations and led strategic marketing development and oversight of numerous successful global product launches. In his most recent position, Ben was Senior Vice President and Chief Commercial Officer at Halozyme Therapeutics, Inc. where he was responsible for the global commercial strategy for the Company’s oncology portfolio. Prior to that, Ben held roles of increasing responsibility at Bristol-Myers Squibb over a 17-year period, including serving as Vice President Marketing, Immuno-Oncology where he led the commercialization of YERVOY® and oversaw the launch preparedness of OPDIVO® across more than fourteen indications in the U.S. and Europe. He received his B.S. in Management and his M.B.A from St. John’s University in New York.

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Vickie S. Reed was promoted to Senior Vice President, Finance and Chief Accounting Officer. Vickie has been with Mirati for six years and has worked in roles of increasing responsibility during that time. She has over 20 years of biotech experience, where she built a track record of proven leadership and building high performing finance teams. She has expertise in Sarbanes-Oxley Act compliance, resolution of complex accounting issues and process improvement to maximize corporate finance performance. Vickie is a Certified Public Accountant (Colorado) and received a B.S. in Accounting from the University of Colorado Denver.

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Jessica M. Corson was promoted to Vice President, Business Development. Jessica has been with Mirati for seven years and has worked in roles of increasing responsibility. She brings over 15 years of experience in biotech including buy and sell side product licensing, mergers and acquisitions, diagnostic collaborations, R&D alliances and public financings, encompassing transactions that collectively value over $10 billion. Jessica holds a B.S. in Biology from the University of California, San Diego and an M.B.A from the UCLA Anderson School of Management.

“Mirati is entering the next stage of drug development as our novel therapies, which we believe will address critical unmet needs for cancer patients. I am very pleased to welcome Dan and Ben to Mirati and believe that they will be instrumental in our success as we enter a pivotal phase in the Company’s growth and move toward becoming a global, commercial-ready biopharmaceutical company. Dan brings strong leadership, business and operational experience in executing long-range strategic plans to the team while Ben will build our commercial capability and help us bring much needed therapies like sitravatinib to patients whose tumors no longer respond to immunotherapy and to patients who have the potential to benefit from our other programs, that target specific types of KRAS mutations where no approved targeted therapies are available. Both are accomplished executives with proven expertise who will be instrumental as we continue to build our pipeline of first- and best-in-class programs”, said Dr. Baum.

“I’d also like to congratulate Vickie Reed and Jessica Corson on their promotion to senior leadership positions. They have been important to Mirati’s development and embody the culture and values that have led to our success,” said Dr. Baum. “Chris LeMasters, Chief Business Officer and Jamie Donadio, Chief Financial Officer, have left the Company to pursue other opportunities. Mr. Donadio will remain at Mirati in a temporary consulting role as we complete these transitions. The Board and I recognize their valuable contributions to Mirati and wish them well in their future endeavors.”

In connection with his employment, the Compensation Committee of Mirati’s Board of Directors granted Mr. Hickey an inducement award consisting of a non-qualified stock option to purchase shares of common stock with a grant date fair value equal to $2,500,000 and restricted stock units with a grant date fair value equal to $2,500,000 (“RSUs”). The stock option has an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on January 6, 2020 and will vest over four years, with 25% of the underlying shares vesting on the one-year anniversary of the vesting commencement date and 1/48th of the underlying shares vesting monthly thereafter over 36 months subject to Mr. Hickey’s continued service relationship with Mirati through the applicable vesting dates. The RSUs vest over four years, with 25% of the underlying shares vesting on each of the four anniversaries of the vesting commencement date, subject to Mr. Hickey’s continued service relationship with Mirati through the applicable vesting dates. The Compensation Committee of Mirati’s Board of Directors approved the awards as inducement material to Mr. Hickey’s employment in accordance with NASDAQ Listing Rule 5635(c)(4).

About Mirati Therapeutics

Mirati Therapeutics (NASDAQ: MRTX) is a San Diego-based clinical-stage biotechnology company dedicated to advancing novel therapeutics that extend the lives of patients by directly addressing the genetic and immunological drivers of cancer. Mirati’s lead drug candidate, sitravatinib, is designed to selectively target a spectrum of tyrosine kinases implicated in both tumor growth and the suppression of immune responses to tumors. Sitravatinib has demonstrated durable responses in lung cancer patients whose cancer has progressed despite treatment with checkpoint inhibitors—an area of significant unmet medical need. Sitravatinib is being evaluated in multiple clinical trials to treat patients who are refractory to prior immune checkpoint inhibitor therapy, including a potentially registration-enabling Phase 3 trial of sitravatinib in combination with a checkpoint inhibitor in non-small cell lung cancer (NSCLC) that is currently enrolling patients.

Mirati is also developing novel inhibitors of KRAS mutations including MRTX849, a potent and selective inhibitor of KRAS G12C. This previously difficult to drug target is present in approximately 14% of NSCLC adenocarcinomas, 4% of colorectal cancer as well as smaller percentages of several other difficult-to-treat cancers. MRTX849 is being evaluated in a Phase 1/2 clinical trial as a treatment for patients with KRAS G12C-positive tumors. Our research on G12C has led to breakthroughs in targeting other KRAS mutations including G12D which drives tumor growth in more patients than G12C and includes pancreatic, colorectal and other types of cancer. For more information, visit www.mirati.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding the business of Mirati Therapeutics, Inc. (“Mirati”) that are not historical facts may be considered “forward-looking statements,” including without limitation statements regarding Mirati’s development plans and timelines, potential regulatory actions, the scope, timing and results of clinical trials, and the potential benefits of and markets for Mirati’s product candidates. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Forward-looking statements are based on current expectations of management and on what management believes to be reasonable assumptions based on information currently available to them, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation potential delays in development timelines, negative clinical trial results, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape, changes in the standard of care, as well as other risks detailed in Mirati’s recent filings on Forms 10-K and 10-Q with the U.S. Securities and Exchange Commission. Except as required by law, Mirati undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Investor Relations and Media Contact:

Temre Johnson

Mirati Therapeutics Inc.

Director, Investor Relations & Corporate Communications

(858) 332-3562

ir@mirati.com

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